EXHIBIT 10.53.3

SECOND AMENDMENT TO PURCHASE AGREEMENT

This Second Amendment to Purchase Agreement (“Amendment”), is effective as of January 31, 2020 between CVH AIRWAYS, LLC, a Mississippi limited liability company, with an address of 6750 Poplar Avenue, Suite 107, Memphis, Tennessee 38138 (the “Seller”), and Lodging Fund REIT III OP, LP a Delaware limited partnership with an address of 1635 43rd South Street, Suite 205, Fargo, North Dakota 58103 (the “Buyer”), is made with reference to the following:

RECITALS

A.

Buyer and Seller (the “Parties” or “Party” as context requires) have entered into a Purchase Agreement effective as of November 5, 2019 for the sale of a hotel commonly known as Homewood Suites by Hilton Southaven located at 135 Homewood Drive, Southaven, Mississippi 38671 (the “Business”) together with all real and personal property in connection with the Business.

B.

Except as specifically modified by this Amendment, all other provisions of the Purchase Agreement remain in full force and effect. Unless otherwise defined in this Amendment, capitalized terms have the meanings set forth in the Purchase Agreement.

AGREEMENT

1.	Incorporation of Recitals. The above recitals constitute material and operative provisions in this Amendment, they are incorporated by reference.
2.	Closing Date. Section 17.1 of the Agreement is hereby replaced in its entirety to state:

“17.1Closing Date.  The Closing shall be held on or before February 28, 2020, and parties may close on an earlier date as agreed to by both Buyer and Seller.”

3.

Additional Earnest Money. Within two (2) business days after both party’s execution of this Agreement, Buyer will deposit with Title Company an additional Six Hundred Thousand Dollars and no/100 ($600,000.00) (the “Additional Earnest Money” together with the initial $600,000.00 deposit shall be the “Earnest Money”). Upon deposit, the Earnest Money, including the Additional Earnest Money, shall be non-refundable and held by the Title Company in accordance with the terms of the Purchase Agreement.

4.	Miscellaneous.
a.	Amendment. This Amendment and the Purchase Agreement will not be amended, altered, or terminated except by a writing executed by each Party.
b.	Choice of Law. This Amendment and the Purchase Agreement shall be governed in all respects by the laws of the State of Mississippi.
c.	Headings. The paragraph headings used in this Amendment are included solely for convenience.
d.	Entire Agreement. This Amendment sets forth the entire understanding of the Parties as it relates to the subject matter contained herein.

e.	Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators and assigns.
f.

Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all counterparts, when taken together, will constitute one and the same agreement.

g.

Electronic Execution. The Parties agree that signatures on this Amendment may be delivered electronically in lieu of an original signature, and the parties agree to treat electronic signatures as original signatures and agree to be bound by this provision.

h.	Ratification. Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety.

[Signature Page to Follow]

The Parties have executed this Amendment on the following dates to be effective as of the Effective Date:

Dated: 1/31/2020	SELLER CVH Airways, LLC a Mississippi limited liability company /s/ Stuart Cohen By: Stuart Cohen Its: Member

1/30/2020
Dated: 1/30/2020	BUYER Lodging Fund REIT III, OP, LP a Delaware limited partnership /s/ David Durell By: David Durell Its: Chief Acquisition Officer

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